EXHIBIT 32







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In connection with the Quarterly Report of Security Devices International Inc.
(the "Company") on Form 10-QSB for the period ending February 28, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Sheldon Kales, the President and Principal Financial Officer of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.


April 19, 2006                  By: /s/ Sheldon Kales
                                    ------------------------------------------
                                    Sheldon Kales, President and Principal
                                    Financial Officer